UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                            SCHEDULE 14C INFORMATION



                              Information Statement
                                   Pursuant to
                              Section 14(c) of the
                         Securities Exchange Act of 1934





Check the appropriate box:

[X]    Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]    Definitive Information Statement





                             TRIZEC PROPERTIES, INC.

                (Name of Registrant as Specified In Its Charter)



Payment of filing fee (Check the appropriate box):

                  [X ]    No fee required.

                  [  ]    Fee computed on table below per Exchange Act Rules
                          14c-5(g) and 0-11.



                    (1) Title of each class of securities to which transaction applies: ______________________

                    (2) Aggregate number of securities to which transaction applies: ______________________

                    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined):
                         ______________________________________________________

                    (4)  Proposed maximum aggregate value of transaction:
                         _____________________________

                    (5)  Total fee paid: ______________________________________



[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1.   Amount Previously Paid: _______________________________________

          2.   Form, Schedule or Registration Statement No.: _________________

          3.   Filing Party: _________________________________________________

          4.   Date Filed: ___________________________________________________

                             TRIZEC PROPERTIES, INC.
                           1114 AVENUE OF THE AMERICAS
                               NEW YORK, NY, 10036
                                  212-382-9300

                              INFORMATION STATEMENT
                              Dated: April __, 2002

                        We are Not Asking You for a Proxy
                  And You are Requested Not to Send Us a Proxy

 The amendment described below has already been approved by the written consent of our majority stockholder. A vote of our other stockholders is not necessary.



                                  INTRODUCTION

         We are furnishing this Information Statement to the holders of our common stock, par value $0.01 per share, to notify these stockholders of an amendment to our Certificate of Incorporation. This amendment will adjust the number of shares of our issued and outstanding common stock by a specific numerical factor to facilitate the proposed corporate reorganization of TrizecHahn Corporation, our parent company. We refer to this amendment to our Certificate of Incorporation as the "Amendment." For the calculation of this numerical factor, see "Amendment to our Certificate of Incorporation" below. For information about the proposed corporation reorganization of TrizecHahn Corporation, please see "The TrizecHahn Corporate Reorganization" below.

         The federal securities laws provide that the Amendment cannot become effective until at least 20 calendar days after we furnish this Information Statement to our stockholders. We anticipate that the Amendment will become effective on or about April , 2002.

         We are required under Delaware corporate law and our By-laws to obtain the vote of a majority of our common stock to amend our Certificate of Incorporation. Delaware corporate law and our By-laws permit us to take action by the written consent of the holders of shares of our common stock in lieu of having a stockholders' meeting so long as these holders have at least the minimum number of votes that would be necessary to authorize an action at a meeting. In order to eliminate the costs and time involved in holding a special meeting of our stockholders, to make the Amendment effective and to facilitate the proposed corporate reorganization of TrizecHahn Corporation, we sought and obtained the written consent of the holders of a majority of our voting stock.

         Under Delaware law, we must provide prompt notice to our stockholders of record of the approval of the Amendment pursuant to the written consent described above. We have prepared this Information Statement to provide that notice.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The stockholders entitled to consent in writing to the Amendment are the holders of shares of our common stock, par value $0.01. Each share of our common stock entitles its owner to one vote. No other class of our outstanding stock is entitled to consent to the Amendment.

         The Amendment was approved by a unanimous written consent of our Board of Directors as of March 28, 2002. As of April , 2002, TrizecHahn Corporation's indirect, wholly owned Hungarian subsidiary, which owned approximately 99% of the outstanding shares of our common stock on such date, consented in writing to the Amendment. Together, the unanimous written consent of our Board of Directors and the written consent of our majority stockholder are sufficient under Delaware corporate law and our By-Laws to authorize the Amendment. As a result, we are not required to submit the Amendment to a vote by our other voting stockholders. We are furnishing this Information Statement to our stockholders simply to provide them with information about the Amendment.

         The following table sets forth information with respect to the current beneficial ownership of our common stock by each person, or group of affiliated persons, who beneficially owns more than 5% of our common stock. As of March 28, 2002, none of our executive officers or directors (other than Peter Munk) beneficially owns any shares of our capital stock. The percent of class figure for the common stock is based on 38,250,317 shares of our common stock currently outstanding and does not include shares of our common stock that may be issued upon the conversion of our Series B convertible preferred stock or Class C convertible preferred stock, as described in footnote (2) below.


                        Name and Address                                  Amount and Nature of            Percent
Title of Class          of Beneficial Owner                               Beneficial Ownership            of Class
--------------          -------------------                               --------------------            --------
Common Stock            TrizecHahn Corporation
                        BCE Place, Wellington Tower, Suite 3900
                        181 Bay Street, Toronto, ON M5J 2T3 Canada        38,210,317 shares (1)(2)            99.9%

________________________

(1) Peter Munk beneficially owns 2,198,152 subordinate voting shares and 7,522,283 multiple voting shares of TrizecHahn Corporation, which give him voting control over TrizecHahn Corporation. Therefore, beneficial ownership of all shares of our capital stock held by TrizecHahn Corporation is attributable to Mr. Munk pursuant to Rule 13d-3 under the Securities and Exchange Act of 1934, as amended.

(2) TrizecHahn Corporation is the record owner of 180,000 shares of our common stock and indirectly holds an additional 38,000,000 shares of our common stock through its indirect Hungarian subsidiary and an additional 30,317 shares of our common stock through TrizecHahn Office Properties Ltd., its indirect, wholly owned subsidiary. Furthermore, TrizecHahn Corporation indirectly holds through its indirect, wholly owned Hungarian subsidiary, which has an address at Dohany utca 12, H-1074 Budapest, Hungary (a) 1,100,000 shares of our Series B convertible preferred stock, which are convertible at any time at the option of their holder, and (b) 376,500 shares of our Class C convertible preferred stock, which are convertible at any time after April 1, 2002 at the option of their holder. Additionally, TrizecHahn Corporation indirectly holds through TrizecHahn Office Properties Ltd., its indirect, wholly owned subsidiary, 269,661 shares of our Class C convertible preferred stock. The number of shares of our common stock to be issued upon conversion of the Series B convertible preferred stock or Class C convertible preferred stock is determined by dividing the issue price of such stock ($1,000.00 per share and $1,100.00 per share, respectively) by the fair market value of the common stock at the time of conversion. Additionally, TrizecHahn Corporation holds all outstanding shares of our special voting stock through its indirect Hungarian subsidiary.

             AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO ADJUST
                THE NUMBER OF OUR ISSUED AND OUTSTANDING SHARES
                                 OF COMMON STOCK

         The Amendment will provide that the number of shares of our common stock issued and outstanding immediately prior to the adjustment described below shall be adjusted by multiplying each issued and outstanding share of our common stock by a fraction, (x) the numerator of which is the total number of all issued and outstanding multiple voting shares and subordinate voting shares of TrizecHahn Corporation immediately prior to the adjustment, and (y) the denominator of which is the total number of the issued and outstanding shares of our common stock held by Trizec Canada Inc., TrizecHahn Corporation or any of their respective subsidiaries immediately prior to the adjustment.

                             EFFECT OF THE AMENDMENT

         After the Amendment becomes effective, the number of outstanding shares of our common stock will be adjusted in accordance with the calculation described above. The Amendment does not affect the relative rights or privileges of the holders of currently outstanding shares of our common stock.

                     THE TRIZECHAHN CORPORATE REORGANIZATION

         We are an indirect, substantially wholly owned subsidiary of TrizecHahn Corporation and expect to qualify as a real estate investment trust, or REIT, for U.S. federal income tax purposes effective as of January 2001. TrizecHahn Corporation is currently proposing a corporate reorganization. As a result of this reorganization, we expect to become a publicly traded REIT and to own all of the U.S. assets that TrizecHahn Corporation and its subsidiaries currently own. Also pursuant to this reorganization, we expect that TrizecHahn Corporation will become an indirect, wholly owned subsidiary of Trizec Canada Inc., a company incorporated under the Canada Business Corporations Act.

         TrizecHahn Corporation is pursuing the corporate reorganization to remove the structural impediments that are currently negatively affecting market recognition of the value of the business of our company. Specifically, this reorganization is designed to create a publicly traded REIT while reducing withholding tax liabilities and minimizing any current recognition of potential tax liabilities on unrealized appreciation in value that are present in TrizecHahn Corporation's current ownership structure. The corporate reorganization is also intended to create economic equivalence between a share of our common stock and a Trizec Canada Inc. subordinate voting share or multiple voting share.

         TrizecHahn Corporation plans to effect the corporate reorganization pursuant to a plan of arrangement, which we expect will become effective in the second quarter of 2002. If the plan of arrangement receives the requisite court and stockholder approvals, holders of TrizecHahn Corporation's subordinate voting shares will exchange their shares on a one-for-one basis for one or more following securities:

          o    shares of our common stock;

          o exchange certificates representing underlying shares of our common stock; or

          o    Trizec Canada Inc. subordinate voting shares.

         At the time of the completion of the corporate reorganization, we expect that former holders of TrizecHahn Corporation subordinate voting shares will own approximately 60% of our common stock, some of which may be represented by exchange certificates, and that Trizec Canada Inc. will own indirectly through its subsidiaries the remaining approximately 40% of our common stock.

                            REASONS FOR THE AMENDMENT

         The Amendment, once effective, will facilitate the above described one-for-one share exchange ratio, which is an essential component of the corporate reorganization.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         No director, executive officer, or associate of any director or officer has any substantial interest, direct or indirect, by security holdings or otherwise, in the Amendment.

                         DISSENTERS RIGHTS OF APPRAISAL

         No dissenters' or appraisal rights of our stockholders under Delaware corporate law arise as a result of the approval of the Amendment.



                               By Order of the Board of Directors

                               ____________________________
                               Gregory F. Hanson, Executive Vice
                               President and Chief Financial Officer and
                               Director